April 28, 1994

                     Subsidiaries of Collins & Aikman Group, Inc.

     Company                                                    Jurisdiction

     Builders Emporium Payroll Services, Inc.                   Delaware
     Cepco Incorporated                                         Delaware
     Collins & Aikman Corporation                               Delaware
        Ackerman Associates, Inc.                               New York
        Ack-Ti-Lining, Inc.                                     New York
        Collins & Aikman Automotive International, Inc.         Delaware
        Collins & Aikman Holdings Canada                        Canada
           WCA Canada, Inc.                                     Canada
              Imperial Wallcoverings (Canada), Inc.1            Canada
        Collins & Aikman Lease Co.                              Delaware
        Collins & Aikman United Kingdom, Ltd.                   United Kingdom
        Imperial Wallcoverings, Inc.                            Delaware
           Marketing Service, Inc.                              Delaware
        The Akro Corporation                                    Delaware
        Dura Acquisition Corp.                                  Delaware
           Dura Convertible Systems de Mexico, S.A. de C.V.2    Mexico
           (1% owned by Collins & Aikman Corporation)
        Warner Fabrics plc                                      United Kingdom
        (Owned with Wickes International Corporation)
           Harris Fabrics Limited                               United Kingdom
           Warner & Sons, Ltd.                                  United Kingdom
           (1 share owned by Warner Fabrics plc; 1 share
           owned by Warner Fabrics plc and Nicholas E. Joels,
           as joint holders)
        Collins & Aikman de Mexico, S.A. de C.V.3               Mexico
     Gamble Development Company                                 Minnesota
     Greeff Fabrics, Inc.                                       New York
     Hopkins Realty Company                                     Minnesota
     Ole's, Inc.                                                California
       Ole's Nevada, Inc.                                       Nevada
     Simmons Universal Corporation                              Delaware
     Wickes Asset Management, Inc.                              Delaware
     Wickes Guaranteed Parts, Ltd.                              Canada
     Wickes International Corporation                           Delaware
        Design Edition Limited                                  United Kingdom
          (50% ownership with Warner Fabrics plc)
        Warner Weaving Company Limited                          United Kingdom
          (50% ownership with Warner Fabrics plc)
     Wickes Manufacturing Company                               Delaware
        Wickes Products, Inc.                                   Delaware
        Wickes ELCO Corporation                                 Delaware
        Wickes Manufacturing Services Company, Inc.             Delaware
     Wickes Realty, Inc.                                        Delaware
     Wickes Venture Capital, Inc.                               Delaware
        Sequoia Pacific Development Company                     Delaware





               1     24% owned by Imperial Wallcoverings, Inc.

               2     In formation.

               3     1% owned by The Akro Corporation.  In formation.